UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2005

CENTRA SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27861	04-3268918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Bedford Street

Lexington, MA 02420

(Address of principal executive offices)

Telephone: (781) 861-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 29, 2005, Centra Software, Inc issued a press release announcing its preliminary revenues and earnings results for the quarter ended March 31, 2005. The full text of the press release dated April 29, 2005, is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference. The information in this report including the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 29, 2005, Centra issued a press release announcing the resignation of its President and Chief Executive Officer and appointment of a new Chief Executive Officer. Centra’s President and Chief Executive Officer, Paul R. Gudonis, resigned by mutual agreement with the Board of Directors effective April 29, 2005. Mr. Gudonis also resigned as a director of Centra. Subsequent to Mr. Gudonis’ resignation, the Board of Directors appointed Leon Navickas as Chief Executive Officer effective May 2, 2005. Mr. Navickas will retain his position as Chairman of the Board of Directors. The full text of the press release dated April 29, 2005 is attached as Exhibit 99.1 to this Report.

Mr. Navickas, who is 49 years old, founded Centra and has served as Chairman of the Board since April 1995. From April 1995 to July 2003, he served as the Chief Executive Officer of Centra and from April 1995 to July 1999, he served as the President of Centra. From July 2003 to September 2004, Mr. Navickas served as the Chief Strategy Officer of Centra. Mr. Navickas also serves on the Board of Trustees of the Massachusetts Software Council, a public policy organization that represents the interests of Massachusetts software companies.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release dated April 29, 2005 entitled “Centra Appoints Leon Navickas as Chief Executive Office; Paul R. Gudonis Resigns as President and CEO; Company Announces Preliminary First Quarter 2005 Results”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 04, 2005	CENTRA SOFTWARE, INC.

	By:	/s/ Leon Navickas
	Name:	Leon Navickas
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 29, 2005